UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 20, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach CA 92663

 (Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2019 (the “Closing Date”), DPW Holdings, Inc., a Delaware corporation (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with a certain institutional investor (the “Investor”) pursuant to which the Company issued to the Investor a new promissory note in the principal amount of $433,884.02 (the “New Note”) in exchange for the Secured Promissory Note issued by the Company to the Investor on August 16, 2018 as amended on November 29, 2018 (the “November Note”, and together with the October Note, the “Old Notes”), subject to the approval by the NYSE American of the issuance of the Common Stock or its equivalents contemplated by the Exchange Agreement.

Pursuant to the Exchange Agreement, the Investor may elect to receive from the Company shares of Common Stock of the Company issued under Company’s Registration Statement on Form S-3 (File No. 333-222132). Any Common Stock issued to the Investor in accordance therewith shall reduce the outstanding sums due under the New Note, by an amount equal to the number of shares of Common Stock issued multiplied by the applicable Issuance Price (as defined in the Exchange Agreement), subject to a leak-out provision set forth in the Exchange Agreement. In addition, in the event the Investor’s proceeds from the sale of all Common Stock received by the Investor pursuant to the terms of the Exchange Agreement, do not equal at least 100% of the deemed payment of the outstanding Principal balance of the New Note, the Company shall owe the difference to the Investor in cash or through the delivery of free trading shares of Common Stock.

Description of Promissory Note

The New Note has a principal face amount of $433,884.02 and bears interest at 8% per annum. The New Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the New Note, failure to comply with certain covenants contained in the New Note, or bankruptcy or insolvency of the Company.

The number of shares of Common Stock issuable upon delivery of issuance notices by the Investor to the Company shall be determined by dividing the amount of the New Note to be drawn down by the greater of $0.12 or 80% of the lowest daily VWAP in the three trading days prior to the acquisition of the Common Stock, subject to certain conditions.

After the occurrence of any Event of Default (as defined in the New Note) that results in the eventual acceleration of the New Note, the interest rate on the New Note shall accrue at an additional interest rate equal to the lesser of 18.0% per annum or the maximum rate permitted under applicable law. All overdue accrued and unpaid interest to be paid thereunder shall entail a late fee at an interest rate equal to 18% per annum.

The foregoing is only a brief description of the material terms of the Exchange Agreement and the New Note, the forms of which are attached hereto as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the respective exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02.

Item 9.01     Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of Promissory Note
10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: February 20, 2019	/s/ William B. Horne
William B. Horne Chief Financial Officer